Exhibit 10.9

January 28, 2014

Maurice Marciano
c/o Guess?, Inc.
1444 Alameda Street
Los Angeles, California 90021

Re:    Amendment to Consulting Agreement

Dear Maurice:

Reference is made to that certain Consulting Agreement entered into by and between you and Guess?, Inc., a Delaware corporation (the “Company”), dated June 20, 2011 (the “Consulting Agreement”), and to that certain Assignment and Assumption Agreement entered into by and between you and Maurice Marciano Consulting, a California corporation (the “Assignee”), dated April 16, 2012 (the “Assignment Agreement”), pursuant to which you previously assigned all of your rights, title and interest in and under the Consulting Agreement to the Assignee. This letter amendment (this “Amendment”) sets forth the agreement by and among you, the Company and the Assignee to amend the Consulting Agreement to extend the “Consulting Period” (as defined in the Consulting Agreement) through January 28, 2015, as set forth below.
Effective immediately, Section 1 of the Consulting Agreement is hereby amended and restated to read in its entirety as follows:
“1.    Consulting Period. On the Retirement Date, the Company agrees to retain Marciano as a consultant to provide the services described in Section 2 below from the Retirement Date until the third (3rd) anniversary of the Retirement Date (the “Consulting Period”), as provided in this Consulting Agreement.”
The Consulting Agreement (as modified by the preceding paragraph) and the Assignment Agreement remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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You, the Company and the Assignee have caused this Amendment to be duly executed and delivered on the day and year first above written.

Guess?, Inc.,
a Delaware corporation

/s/ MICHAEL RELICH
By: Michael Relich
Its: Chief Operating Officer

Maurice Marciano Consulting,
a California corporation

/s/ MAURICE MARCIANO
By: Maurice Marciano
Its: President

Maurice Marciano,
an individual

/s/ MAURICE MARCIANO
Maurice Marciano

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